Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 7, 2003, except for Notes 13 and 18, which are as of May 5, 2003, and except for Note 2.n. which is as of November 3, 2003, relating to the financial statements and financial statement schedule of Compass Minerals International, Inc. which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

November 5, 2003